UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☑	Preliminary Information Statement

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☐	Definitive Information Statement

Global Telecom & Technology, Inc.
(Name of Registrant as Specified in its Charter)

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GLOBAL TELECOM & TECHNOLOGY, INC.
November __, 2013
Dear Stockholder:
We are furnishing this notice and the accompanying information statement (the “Information Statement”) to holders of shares of our common stock, $0.0001 par value per share (“Common Stock”), (1) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C thereunder and (2) pursuant to Section 228(e) of the Delaware General Corporation Law, to notify you of an approval by written consent of the holders of a majority of our issued and outstanding Common Stock. No action is requested or required on your part.
The written consent of stockholders relates to the pending change of our name from Global Telecom & Technology, Inc. to GTT Communications, Inc., which will be implemented by an amendment to our Second Amended and Restated Certificate of Incorporation dated as of October 16, 2006.
The Information Statement is being mailed on or about [insert mail date in the definitive version] November __, 2013, to stockholders of record as of October 9, 2013, the date of the written consent of stockholders. The Information Statement is being delivered only to inform you that our stockholders have approved the name change, as described in the Information Statement, before such action takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. The action of our stockholders described in the Information Statement will become effective on or about [to insert applicable date in the definitive version] December __, 2013, or approximately 20 days after we mail the Information Statement.
Our board of directors is not soliciting your proxy in connection with the approval of the name change and proxies are not being requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by holders of a majority of the outstanding shares of our Common Stock.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

We thank you for your continued support of Global Telecom & Technology.
Very truly yours,
GLOBAL TELECOM & TECHNOLOGY, INC.
_______________________________________
Richard D Calder, Jr.
President and Chief Executive Officer

GLOBAL TELECOM & TECHNOLOGY, INC.
8484 Westpark Drive
Suite 720
McLean, Virginia 22102

November __, 2013
__________________________________________________________
INFORMATION STATEMENT AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING
__________________________________________________________
General
Global Telecom & Technology, Inc., a Delaware corporation (which we refer to in this Information Statement as “we”, “us” or “our”), is mailing this Information Statement on or about November __, 2013 [insert mail date in the definitive version] to our stockholders of record as of the close of business on October 9, 2013, the record date for the written consent of our stockholders described in this Information Statement, for the purpose of informing you, as one of our stockholders, in the manner required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228(e) of the Delaware General Corporation Law, that the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), have previously executed and delivered an action by written consent of stockholders approving the change of our name from Global Telecom & Technology, Inc. to GTT Communications, Inc.
The change in our name is being implemented by an amendment to our Second Amended and Restated Certificate of Incorporation dated as of October 16, 2006 (our “Certificate of Incorporation”). In this Information Statement, we refer to this as the “Name Change”.
The written consent of stockholders is the only stockholder approval required to adopt the Name Change. Accordingly, all necessary corporate approvals in connection with the Name Change have been obtained, no further action by any other stockholder is required to approve the Name Change and we have not and will not be soliciting your approval of the Name Change.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THE NAME CHANGE
Approval of the Name Change
Our Board of Directors approved the Name Change at a meeting held on September 13, 2013 and concurrently adopted a resolution to submit the Name Change to the stockholders for consideration and approval. Implementing the Name Change requires an amendment to our Certificate of Incorporation, and this amendment requires the affirmative vote by the holders of a majority of our outstanding Common Stock.
Reasons for the Name Change
Our Board believes that the Name Change is in our best interests because the name Global Telecom & Technology, Inc. is a relatively long name, and our customers, vendors, investors and other business relationships generally truncate our name and refer to us as “GTT”. Accordingly, by adopting the name “GTT Communications, Inc.” we hope to better align our corporate name with our market identity.
Action Taken
The affirmative vote of the holders of 13,214,528 shares of the Common Stock, representing approximately 57% of our outstanding shares of Common Stock entitled to vote on the Name Change, has been received approving the Name Change. The vote was in the form of a written consent of stockholders.
In order for the Name Change to become effective by a written consent of our stockholders, the consent must be signed by the holders of Common Stock as of October 9, 2013, the record date for the written consent of our stockholders, that would be able to cast a majority of the votes at a meeting at which all of our stockholders were present and voted. The Common Stock is our only class of equity securities outstanding, and each share of Common Stock entitles the holder thereof to one vote on all matters presented to our stockholders for approval. As of October 9, 2013, the record date for the written consent of our stockholders, 22,983,330 shares of our Common Stock were issued and outstanding.
As a result of the written consent, stockholder approval of the Name Change has been obtained. Accordingly, all necessary corporate approvals in connection with the Name Change have been obtained and no further votes will be needed.
Effective Date of the Name Change
In accordance with Rule 14c-2 under the Exchange Act, the Name Change will not become effective until at least 20 calendar days after the date that we mail this Information Statement to our stockholders. Once this period has passed, we will file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to finalize the change in our corporate name.
Impact on Stock Certificates
Once the Name Change becomes effective, stock certificates representing our Common Stock under our former name will continue to be valid. Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to our transfer agent for whatever reason will be reissued under the new name. We request that stockholders do not send to us any stock certificates for reissuance under our new name; new stock certificates reflecting the Name Change will be issued in due course as stock certificates representing shares prior to the Name Change are tendered for exchange or transfer to our transfer agent. As applicable, new stock certificates evidencing the Name Change that are issued in exchange for stock certificates bearing restrictive legends will contain the same restrictive legend as the old certificate.

NO DISSENTER’S RIGHTS
The corporate action described in this Information Statement will not afford to any of our stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This Information Statement mentions our intention to file an amendment to our Certificate of Incorporation to change our name from Global Telecom & Technology, Inc. to GTT Communications, Inc. However, our Board of Directors may elect, in its sole discretion, to abandon the Name Change at any time prior the filing of such amendment with the Secretary of State of the State of Delaware. We caution you not to place undue reliance on the fact that we may file such an amendment. We do not intend to provide any update with respect to the status of our Name Change unless and until it becomes effective.
INTEREST OF CERTAIN PERSONS IN THE ACTIONS TAKEN
None of our officer or directors, and no person associated with any of them, have any interest in the Name Change that is different from every other stockholder.

Beneficial Ownership of Principal Stockholders, Directors and Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock on October 9, 2013, by (1) each of our directors and executive officers, (2) our directors and officers as a group and (3) each person known by us to own more than 5% of our Common Stock.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after October 9, 2013, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
Unless otherwise indicated, the principal address of each of the persons below is c/o Global Telecom & Technology, Inc., 8484 Westpark Drive, Suite 720, McLean, Virginia 22102.

Executive Officers and Directors	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Richard D. Calder, Jr. (1)	1,391,384	6.0%
Michael Bauer (2)	171,500	0.7%
Chris McKee (3)	367,489	1.6%
H. Brian Thompson (4)	6,709,171	28.9%
Howard Janzen	324,960	1.4%
Theodore B. Smith, III	371,633	1.6%
Morgan E. O'Brien	167,218	0.7%
Rhodric C. Hackman (5)	159,369	0.7%
S. Joseph Bruno	78,312	0.3%

All executive officers and directors as a group (9 persons)	9,741,036	41.9%

Other 5% Stockholders
J. Carlo Cannell (6)	3,436,495	14.8%
The Spitfire Fund LP (7)	1,677,478	7.2%

(1) Includes 71,220 shares issuable upon the exercise of options.

(2) Includes 48,500 shares issuable upon the exercise of options.

(3) Includes 73,281 shares issuable upon the exercise of options.

(4) Includes 6,183,171 shares of common stock owned by Universal Telecommunications, Inc.
Mr. Thompson is the Chief Executive Officer and majority shareholder of Universal Telecommunications,
Inc. The shares of Universal Telecommunications, Inc. not held by Mr. Thompson are owned by members of his family.

(5) Includes 118,559 shares of common stock owned by the Hackman Family Trust and 18,900 shares of common stock owned by Mercator Capital L.L.C. Mr. Hackman and his spouse are the trustees of the
Hackman Family Trust, the beneficiaries of which are members of the Hackman family. The Hackman
Family Trust exercises joint control over Mercator Capital L.L.C. The beneficial owner’s address is
c/o Mercator Capital L.L.C., One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190.

(6) Based on information contained in the Form 4 filed by J. Carlo Cannell on October 3, 2013. Includes
3,435,395 shares of common held by Anegada Master Fund Limited (‘‘Anegada’’), Tristan Partners, C.P.
(‘‘Tristan’’), The Cuttyhunk Master Portfolio (‘‘Cutty’’) and Tonga Partners, L.P. (‘‘Tonga’’ and
collectively with Anegada, the ‘‘Funds’’). J. Carlo Cannell possesses sole power to vote and direct the disposition of all such securities held by the Funds. The beneficial owner’s address is P.O. Box 3459,
240 East Deloney Avenue, Jackson, Wyoming 83001.
(7) Based on information contained in the Form 13G filed by Spitfire Capital LLC. on February 12, 2013. As of December 31, 2012, The Spitfire Fund, L.P. (‘‘Spitfire’’), Saunwin Domestic Equities Fund LLC
(‘‘Saunwin’’) and Sucaba LLC (‘‘Sucaba’’) owned in the aggregate 1,160,811 shares of Common Stock of the Issuer (‘‘Shares’’), and Julian A.L. Allen owned 4,000 Shares. Julian Allen possesses the sole power to vote and direct the disposition of all such securities held by the funds. Also includes 416,667 shares of common stock acquired by The Spitfire Qualified Fund LP on March 28, 2013 in a private offering. The beneficial owner’s address is 340 Pine Street, Suite 300, San Francisco, CA 94104.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.
A copy of this Information Statement may be obtained on our website at www.gtt.net.
Our Common Stock is listed and traded on the New York Stock Exchange under the trading symbol “GTT.”
STOCKHOLDERS SHARING AN ADDRESS
The Company will deliver only one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholder. We undertake to deliver promptly, upon written or oral request, a separate copy of this information statement to a stockholder at a shared address to which a single copy of the information statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the information statement by contacting our Corporate Secretary at Global Telecom & Technology, Inc., 8484 Westpark Drive, Suite 720, McLean, Virginia 22102 or at (703) 442-5500. Conversely, if multiple stockholders sharing an address receive multiple information statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

By order of the Board of Directors,

____________________________
Chris McKee
General Counsel and Secretary